UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2015

Medytox Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-54346	90-0902741
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 S. Australian Avenue Suite 800 West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

561-855-1626
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant's Business and Operations

Item 1.01.  Entering into a Material Definitive Agreement

Effective September 11, 2015, Medytox Solutions, Inc. (the “Company”) entered into a Securities Purchase Agreement with TCA Global Credit Master Fund, LP (“TCA”) (the “Securities Agreement”). Pursuant to the Securities Agreement, TCA may purchase from the Company up to $6 million of senior secured convertible, redeemable debentures. On September 11, 2015, TCA purchased a $3 million debenture (the “Debenture”). The remaining $3 million of debentures may be purchased by TCA in additional closings through September 11, 2017.

The Debenture has a maturity date of September 11, 2017 (the “Maturity Date”) and bears interest at a rate of sixteen percent (16%) per annum. Pursuant to the Debenture, for the first 12 months, the Company will make monthly payments of interest and for the second 12 months, the Company will make monthly payments of principal and interest to TCA until the Maturity Date. The Company may redeem the Debenture in full and for cash at any time prior to the Maturity Date. Upon an event of default (as defined in the Debenture) that is not timely cured within an applicable cure period, the interest on the Debenture will immediately accrue at an interest rate equal to the lesser of (i) twenty-two percent (22%) per annum or (ii) the maximum interest rate allowable by law, and TCA may, in its sole discretion, accelerate full repayment of all principal amounts outstanding, together with accrued interest thereon, together with all reasonable attorneys’ fees, paralegals’ fees and costs and expenses incurred by TCA in collecting or enforcing payment.

The Debenture is guaranteed by Medytox Information Technology, Inc., Medytox Institute of Laboratory Medicine, Inc., Medical Billing Choices Inc., Medytox Diagnostics, Inc., Medytox Medical Marketing & Sales, Inc., PB Laboratories, LLC, Biohealth Medical Laboratory, Inc., Alethea Laboratories, Inc., International Technologies, LLC, EPIC Reference Labs, Inc., Clinlab, Inc., Medical Mime, Inc., Epinex Diagnostics Laboratories, Inc., Epinex Diagnostics Laboratories, Inc., and Platinum Financial Solutions, LLC (the “Guarantors”). The Debenture is also secured by a pledge of the assets of the Company and the various subsidiaries, including certain issued and outstanding shares of common stock of Medytox Medical Marketing & Sales, Inc., Medical Billing Choices Inc., Medytox Diagnostics, Inc., Medytox Information Technology, Inc. and Platinum Financial Solutions Ltd.

The Securities Agreement imposes certain restrictions on the Company, including on its ability to (i) incur or have outstanding any indebtedness, without the consent of TCA, except the debentures, obligations disclosed in the Company’s financial statements provided to TCA at September 11, 2015 and obligations for accounts payable, other than for money borrowed, incurred in the Company’s ordinary course of business, (ii) directly or indirectly create, assume, incur or further suffer or permit to exist any encumbrance upon any asset of the Company and the Guarantors, (iii) make investments, (iv) permit a Change in Control (as defined in the Securities Agreement) or dispose of all or substantially all of its assets, (v) make capital expenditures not in the ordinary course of its business, (vi) issue or distribute capital stock, (vii) make distributions to its shareholders, (viii) engage in any line of business other than the business engaged in on the date of the Securities Agreement and businesses reasonably related thereto, and (ix) enter into transactions with any affiliates except in the ordinary course of business and upon fair and reasonable terms that are no less favorable to the Company than it would obtain in an arm-length's basis with a non-affiliate.  Each of these restrictions is subject to certain exceptions, as specified in the Securities Agreement.

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There are no material relationships between the Company or any of its affiliates and TCA.

The foregoing is qualified in its entirety by reference to the Securities Agreement, a copy of which is filed herewith as Exhibit 10.1, the Debenture, a copy of which is filed herewith as Exhibit 4.1, the Guaranty Agreement, a form of which is filed herewith as Exhibit 10.2, the Security Agreement between the Company and TCA, a copy of which is filed herewith as Exhibit 10.3, and the Security Agreement between each Guarantor and TCA, a form of which is filed herewith as Exhibit 10.4.

Section 2 – Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Medytox Solutions, Inc. Senior Secured, Convertible, Redeemable Debenture, effective September 11, 2015.
10.1	Securities Purchase Agreement, effective September 11, 2015, by and between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP.
10.2	Form of Guaranty Agreement.
10.3	Security Agreement, effective September 11, 2015, by and between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP.
10.4	Form of Security Agreement.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDYTOX SOLUTIONS, INC.

Dated: September 18, 2015	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer (principal executive officer)

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EXHIBIT INDEX

Exhibit No.	Description
4.1	Medytox Solutions, Inc. Senior Secured, Convertible, Redeemable Debenture, effective September 11, 2015.
10.1	Securities Purchase Agreement, effective September 11, 2015, by and between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP.
10.2	Form of Guaranty Agreement.
10.3	Security Agreement, effective September 11, 2015, by and between Medytox Solutions, Inc. and TCA Global Credit Master Fund, LP.
10.4	Form of Security Agreement.

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